UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a

  Registrant.

On March 4, 2015, Whiting Petroleum Corporation (the “Company”) announced the results of its offer to purchase for 101% of par, plus accrued and unpaid interest to the March 6, 2015 payment date (the “offer”), all of the following notes originally issued by Kodiak Oil & Gas Corp. (“Kodiak”): $800.0 million aggregate principal amount of 8.125% Senior Notes Due 2019 (the “2019 Notes”), $350.0 million aggregate principal amount of 5.500% Senior Notes Due 2021 (the “2021 Notes”) and $400.0 million aggregate principal amount of 5.500% Senior Notes Due 2022 (the “2022 Notes”). Whiting was required to make the offer as a result of its acquisition of Kodiak on December 8, 2014.

Whiting has been advised by U.S. Bank National Association, the paying agent for the offer, that, as of 5:00 p.m., New York City time, on March 4, 2015, the withdrawal deadline for the offer, holders of $2.5 million of the principal amount of the 2019 Notes, $346.1 million of the principal amount of the 2021 Notes and $399.4 million of the principal amount of the 2022 Notes had been validly tendered (and not properly withdrawn) pursuant to the terms of the offer. The payment date for the offer will be March 6, 2015. Whiting plans to fund the amounts due as a result of the offer with borrowings under its revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer
Date: March 5, 2015